SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2016

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, Wei Lu resigned as a director of White Mountain Titanium Corporation, a Nevada corporation (the “Company”) and on March 3, 2016 Howard Crosby resigned as a director of the Company. Mr. Crosby served on the Compensation Committee and was Chairman of the Nominating Committee. Mr. Lu served on the Audit Committee, the Compensation Committee, and the Nominating Committee. Messrs. Lu and Crosby’s resignations were not caused by any disagreement with the Company.

The Board of Directors also confirmed at the board meeting held on March 4, 2016, that Michael Kurtanjek would serve as interim Chief Executive Officer until the 2016 Annual Shareholders’ Meeting scheduled to be held on April 20, 2016 (the “Annual Meeting”). Kin Wong will continue to serve as nonexecutive Chairman of the Board of Directors until the Annual Meeting.

On March 4, 2016, the Board of directors appointed Bobby E. Cooper and Andrew G. Sloop to fill the vacancies created by the resignations of Messrs. Lu and Crosby. Each appointee will serve for the unexpired term of the resigned directors which will expire as of the Annual Meeting. Neither Mr. Cooper nor Mr. Sloop has been appointed to serve on a committee of the Board. Mr. Cooper served as a director of the Company from January 3, 2013, to April 19, 2013, and has been proposed by shareholders owning 7,736,395 outstanding shares, or approximately 8% of the outstanding voting shares, to stand for election as a director at the Annual Meeting. Mr. Sloop is a member and managing partner of NEXO Capital Partners, LLC which is currently in negotiations with management of the Company to provide interim funding for the Company.

Item 8.01	Other Events.

2016 Annual Shareholders’ Meeting

The Annual Meeting of the Company, is currently scheduled to be held on April 20, 2016. The record date for the meeting has been set for March 15, 2016 (the “Record Date”).

Whether or not you plan to attend the Annual Meeting, your vote is very important and the Company encourages you to vote as promptly as possible. The Company is currently preparing proxy materials for distribution to its shareholders prior to the Annual Meeting. The Company anticipates providing voting through a toll-free telephone number, over the Internet, or by mail. The proxy card furnished with your proxy materials will include the personal code you will need to cast your votes electronically. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, and you wish to receive the proxy materials via email, you should contact your broker or other custodian and verify that they have your current email address and are authorized to forward the proxy materials to you by email. They will need this information prior to the Record Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: March 8, 2016	By	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Interim CEO